SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amend. No.             )

Filed by the registrant ☒

Filed by a party other than the registrant ☐

Check the appropriate box:

☐ Preliminary proxy statement	☐ Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒	Definitive proxy statement

☐	Definitive additional materials

☐	Soliciting material under Rule 14a-12

Webb Interactive Services Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of filing fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

WEBB INTERACTIVE SERVICES, INC.

1899 Wynkoop

Suite 600

Denver, Colorado 80202

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 4, 2003

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Webb Interactive Services, Inc., a Colorado corporation, will be held on Wednesday, June 4, 2003, at 2:30 p.m., Mountain Time, at our executive offices, 1899 Wynkoop, Suite 600, Denver, Colorado, for the following purposes:

1.	To elect five nominees to our board of directors to serve for a term of one year.

2.	To transact such other business as may properly come before the meeting and any adjournments thereof.

Only holders of record of our common stock at the close of business on April 29, 2003 will be entitled to notice of, and to vote at, the annual meeting or any adjournment thereof.

You are cordially invited to attend the annual meeting. Whether or not you plan to attend the annual meeting, please complete, sign and date the enclosed proxy and return it in the enclosed reply envelope as promptly as possible.

BY ORDER OF THE BOARD OF

DIRECTORS

Lindley S. Branson

Secretary

April 29, 2003

PROXY STATEMENT

WEBB INTERACTIVE SERVICES, INC.

1899 Wynkoop

Suite 600

Denver, Colorado 80202

Annual Meeting of Shareholders – June 4, 2003

GENERAL

The enclosed proxy is solicited by the board of directors of Webb Interactive Services, Inc., a Colorado corporation, for use at the annual meeting to be held on Wednesday, June 4, 2003, at 2:30 p.m., Mountain Time, at Webb’s executive offices, 1899 Wynkoop, Suite 600, Denver, Colorado, or any adjournment thereof. Solicitations are being made by mail and may also be made by our directors, officers and employees. Any proxy given pursuant to such solicitation may be revoked by the shareholder at any time prior to the voting thereof by so notifying us in writing at the above address, attention: Lindley S. Branson, Secretary, or by appearing and voting in person at the meeting. Shares represented by proxies will be voted as specified in the proxies. In the absence of specific instructions, proxies will be voted (to the extent they are entitled to be voted on such matters): (1) FOR the election to the board of directors of the nominees named in this proxy statement and (2) in the proxy’s discretion upon such other business as may properly come before the annual meeting. So far as our management is aware, no matters other than those described in this proxy statement will be acted upon at the annual meeting.

Votes cast by proxy or in person at the annual meeting will be tabulated by the election inspector appointed for the meeting and will determine whether or not a quorum is present. The election inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be considered as shares that are present for the purpose of determining the presence of a quorum, but will not be considered as present and entitled to vote with respect to that matter.

We will pay all of the expenses involved in preparing, assembling and mailing this proxy statement and the material enclosed herewith. We may reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to beneficial owners of stock. This proxy statement and our annual report for the year ended December 31, 2002 are being mailed to shareholders on or about May 2, 2003.

OUTSTANDING STOCK

As of April 29, 2003, the record date for determining shares entitled to notice of and to vote at our annual meeting, 22,468,167 shares of our common stock were outstanding. Each common share is entitled to one vote. In addition, 1,784,000 shares of nonvoting series D junior convertible preferred stock were outstanding.

Information as to the name, address and stockholdings of each person known by Webb to be a beneficial owner of more than five percent of our common stock and as to the name, address and stockholdings of each director and nominee for election to the board of directors, and by all executive officers and directors, as a group, as of April 29, 2003 is set forth below. Except as indicated below, we believe that each person has the sole (or joint with spouse) voting and investment powers with respect to such shares.

Name/Address of Shareholder/Director	Amount of Common Stock Beneficially Owned		Percent of Common Stock (1)
William R. Cullen 1899 Wynkoop, Suite 600 Denver, Colorado 80202	803,825	(2)	3.5%

Robert J. Lewis 1899 Wynkoop, Suite 600 Denver, Colorado 80202	402,824	(3)	1.8%

Richard C. Jennewine 1899 Wynkoop, Suite 600 Denver, Colorado 80202	395,800	(4)	1.7%

Robert R. Lacey 1899 Wynkoop, Suite 600 Denver, Colorado 80202	75,000	(5)	*

Peter Ren 1899 Wynkoop, Suite 600 Denver, Colorado 80202	174,475	(6)	*

Jona, Inc. P.O. Box 949 Casper, Wyoming 82602	17,560,000	(7)	54.0%

Directors and executive officers as a group (six persons)	2,621,737	(8)	10.5%

*	Less than one percent of shares outstanding.
(1)	In calculating percentage ownership, all shares of common stock which a named shareholder has the right to acquire within 60 days from the date of this proxy statement upon exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage of common stock owned by that shareholder, but are not deemed to be outstanding for the purpose of computing the percentage of common stock owned by any other shareholder.
(2)	Includes options for the purchase of 735,828 shares of common stock, but excludes options for the purchase of 200,000 shares of common stock that are not exercisable during the next 60 days.
(3)	Includes options for the purchase of 354,454 shares of common stock, but excludes options for the purchase of 25,000 shares of common stock that are not exercisable during the next 60 days.
(4)	Includes options for the purchase of 390,800 shares of common stock, but excludes options for the purchase of 32,500 shares of common stock that are not exercisable during the next 60 days.

(5)	Represents options for the purchase of 75,000 shares of common stock, but excludes options for the purchase of 25,000 shares of common stock that are not exercisable during the next 60 days.
(6)	Includes options and warrants for the purchase of 125,000 shares of common stock, but excludes options for the purchase of 25,000 shares of common stock that are not exercisable during the next 60 days.
(7)	Includes warrants for the purchase of 10,060,000 shares of common stock. Does not include 15,000 shares of common stock owned by Neil A. McMurry and his spouse. Mr. McMurry, who is the sole shareholder, president and director of Jona, Inc., is deemed to be the beneficial owner of Webb’s securities owned by Jona, Inc.
(8)	Includes options for the purchase of 2,425,895 shares of common stock, but excludes options for the purchase of 407,500 shares of common stock that are not exercisable during the next 60 days.

PROPOSAL 1:

ELECTION OF DIRECTORS

Nomination and Election of Directors

Our by-laws provide that the size of our board of directors shall be fixed from time to time by resolution of the shareholders, subject to increase by resolution of the board of directors. In the event the shareholders do not fix by resolution the number of directors, the by-laws provide that the number of directors will be three, subject to increase by resolution of the board of directors. The board of directors has set the size of the board at five. The proxies granted by the shareholders will be voted at the annual meeting for the election of the five persons listed below as our directors. All of the nominees were elected to the board of directors at the 2002 annual meeting of shareholders, except for Peter Ren who was appointed to the board in 2003.

Nominees for Director

William Cullen

Robert Lewis

Richard Jennewine

Peter Ren

Robert Lacey

In the event that one of more of the above named persons becomes unavailable for election, votes will be cast pursuant to authority granted by the enclosed proxy for such person or persons as may be designated by the board of directors, unless the board of directors determines to reduce its size appropriately.

Directors, Nominees for Director and Executive Officers

Our directors, nominees for director and executive officers are as follows:

Name	Age	Director Since	Position
William R. Cullen	61	1998	President, Chief Executive Officer, Chief Financial Officer and a director
Lindley S. Branson	60	—	Vice President, General Counsel and Secretary
Robert J. Lewis	72	1996	Director
Richard C. Jennewine	64	1996	Director
Robert R. Lacey	48	2002	Director
Peter Ren	44	2003	Director

William R. Cullen, has served as Webb’s President and Chief Executive Officer since October 2001, Chief Financial Officer since April 1999 and a director since March 1998. From March 1998 to April 1999, Mr. Cullen served as our Chief Operating Officer. From May 1997 to March 1998, Mr. Cullen worked as a consultant to businesses in the cable industry, including Webb. From April 1994 to May 1997, Mr. Cullen was Chairman and CEO of Access Television Network, Inc., a privately held company specializing in providing paid programming to local cable systems. From January 1992 to March 1994, Mr. Cullen was President and CEO of California News Channel, a programming project of Cox Cable Communications. From July 1984 to December 1991, Mr. Cullen was employed by United Artists Cable Corporation (and its predecessor United Cable Television Corporation) as Vice President of Operations and President of its subsidiary, United Cable of Los Angeles, Inc., and as its Senior Vice President of the Southwest Division. Prior to joining United Artists Cable Corporation, Mr. Cullen was President of Tribune Company Cable of California, Inc. and CEO of its United-Tribune Cable of Sacramento joint venture, served as a top financial officer of three companies and worked in banking.

Lindley S. Branson, joined Webb as Vice President, General Counsel and Secretary in May 1999 and has served as Secretary and General Counsel of Jabber since its formation in February 2000. Mr. Branson has been a senior partner with the Minneapolis law firm of Gray, Plant, Mooty, Mooty & Bennett, P.A. for more than twenty years, with an emphasis in corporate finance, mergers and acquisitions and general corporate law.

Robert J. Lewis, has been a director of Webb since January 1996. Mr. Lewis retired in October 1995 after having spent 37 years in the cable television industry as an owner and developer of cable systems and senior executive with several cable television companies. Beginning in March 1997, however, and continuing through the present, Mr. Lewis has been the General Partner and Chief Executive Officer of InterMedia Partners, an inactive company which had been an operator of cable systems in Kentucky, Tennessee, North Carolina, South Carolina and Georgia. From 1987 until his retirement in 1995, Mr. Lewis was employed by Tele-Communications, Inc. (“TCI”), one of the largest cable television companies in the United States. Mr. Lewis served as a Senior Vice President of Corporate Development of TCI from 1991 to 1993 and as a Senior Advisor to TCI from 1993 until his retirement in 1995.

Richard C. Jennewine, has been a director of Webb since November 1996. From September 1995 until his retirement in December 1999, Mr. Jennewine was President-International Operations and Managing Director for Computer Aid, Inc. a leader in strategic outsourcing and information services consulting. From December 1991 to February 1995, Mr. Jennewine served as the Senior Vice President of the CONCORD Group, a privately held entrepreneurial group of 40 international enterprises. From January 1994 to February 1995, Mr. Jennewine served as the President of the Concord Trading Corporation, a company focusing on trading and business ventures in Asia, Russia, the Middle East and South America. Prior to these positions, Mr. Jennewine spent 26 years with IBM Corporation, including startup operations in mainland China. Mr. Jennewine is a director of Easter Seals of Colorado and is a member of the Corporate Management Committee of Computer Aid, Inc.

Robert R. Lacey, has been a director of Webb since March 2002. Mr. Lacey has served since February 2002 as Director of Technology for Nerd Tech, an unincorporated subsidiary of Nerd Gas Company, LLC, a privately-held Casper, Wyoming oil and gas exploration company. From January 1998 through March 1999, Mr. Lacey was a principal of Computer Engineers, LLC, and from March 1999 through February 2002, he was a principal of its successor, R&J Computer Consultants, both of which are privately-held consulting companies based in Casper, Wyoming. Mr. Lacey was employed as a computer consultant and technician by Touchtronics, Inc., a Casper, Wyoming privately-held computer hardware and software company, from October 1995 through January 1998.

Peter Ren, has been a director of Webb since March 2003. Mr. Ren has served as the President of Copier Technologies, Inc., a Trevose, Pennsylvania based provider of digital office solutions since 1982. Mr. Ren also provides consulting services in the areas of marketing and sales.

Committees and Meetings of the Board of Directors

The Company’s board of directors has an audit committee and a compensation committee. The board does not have a standing nominating committee.

Messrs. Lewis and Jennewine are the current members of the audit committee of the board of directors. Each is an “independent member,” as that term is defined in the rules promulgated by the NASD. The audit committee represents the board in discharging its responsibilities relating to our accounting, reporting and financial control practices. The audit committee has general responsibility for review with management of our financial controls, accounting, and audit and reporting activities. It annually reviews the qualifications and engagement of our independent accountants, makes recommendations to the board as to their selection, reviews the scope, fees, and results of their audit and reviews their management comment letters.

Messrs. Jennewine, Lewis and Lacey are the current members of the compensation committee, which oversees compensation for directors, officers and key employees of Webb.

During 2002, the board of directors met 15 times. Each director attended, in person or by telephone, 75% or more of the aggregate total of meetings of the board of directors and meetings of committees of the board of directors on which the director serves. During 2002, the audit committee met four times and the compensation committee met four times.

Audit Committee Report

The audit committee has reviewed and discussed with management, Webb’s consolidated audited financial statements for the year ended December 31, 2002. The audit committee has also discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61 (SAS 61 – Communication with Audit Committees), as amended, relating to the auditors’ judgment about the quality of the accounting principles, judgements and estimates, as applied in their financial reporting.

The audit committee has received the written disclosures from the independent public accountants required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as amended, that relates to the accountants’ independence from Webb, and has discussed with the independent public accountants their independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the board that the consolidated audited financial statements, referred to above, be included in the annual report on Form 10-KSB for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

Richard C. Jennewine

Robert J. Lewis

Vote Required

Proposal 1 will be approved if the affirmative votes of the holders of shares of common stock, present or represented at the annual meeting and voting on proposal 1, exceed the votes opposing the proposal.

The board of directors recommends that the shareholders vote “FOR” the election of the nominees for director.

EXECUTIVE COMPENSATION

The following table summarizes the annual compensation paid by Webb during years ended December 31, 2000, 2001, and 2002 to William R. Cullen, the Chief Executive Officer of Webb, and Lindley S. Branson, Webb’s other executive officer.

Summary Compensation Table

		Annual Compensation					Long-Term Compensation
Name and Principal Position	Year	Salary ($)		Bonus ($)		Other ($)	Securities Underlying Options		All Other Compensation
William R. Cullen (1) Chief Executive Officer, President, Chief Financial Officer and a director	2002 2001 2000	$ $ $	213,500 200,000 200,000	$ $	140,000 — 50,000	— — —	400,000 shs. 400,000 shs. 175,828 shs.	(2)	— — —

Lindley S. Branson (3) Vice President and General Counsel	2002 2001 2000	$ $ $	172,417 165,000 165,000	$ $	70,000 — 24,750	— — —	200,000 shs. 400,000 shs. 194,813 shs.	(2)	— — —

(1)	Webb reimburses Mr. Cullen for travel and living expenses, which totaled $31,511 in 2002.
(2)	The vesting of the shares underlying the option is subject to performance-based criteria. One of the criteria was not met and one-half of the option expired on December 31, 2002.
(3)	Webb reimburses Mr. Branson for travel and living expenses, which totaled $20,835 in 2002.

Webb Stock Options

The following tables summarize the stock option grants and exercises during 2002 to or by the named executive officers and the value of all options held by the named executive officers as of December 31, 2002.

Option Grants During Year Ended December 31, 2002

Name	Number of Securities Underlying Options Granted		Percent of Total Options Granted to Employees During Year Ended December 31, 2002	Exercise Price ($/sh)	Expiration Date
William R. Cullen	400,000	(1)	47.7%	$1.00	06/07/09
Lindley S. Branson	200,000	(1)	23.9%	$1.00	06/07/09

(1)	The vesting of the shares underlying the option is subject to performance-based criteria. One of the criteria was not met and one-half of the option expired on December 31, 2002.

Aggregated Option Exercises During Year Ended December 31, 2002

and Option Values at December 31, 2002

Name	Shares Acquired on Exercise (#)	Value Realized ($) (1)	Number of Securities Underlying Options at December 31, 2002 (#) Exercisable / Unexercisable	Value of Unexercised In- The-Money Options at December 31, 2002 ($) (2) Exercisable / Unexercisable
William R. Cullen	—	—	716,495 / 219,333	— / —
Lindley S. Branson	—	—	720,646 / 124,167	— / —

(1)	The value realized is determined by multiplying the number of shares exercised by the favorable difference between the exercise price per share and the closing bid price per share on the date of exercise.
(2)	The value of unexercised in-the-money options is determined by multiplying the number of shares subject to such options by the favorable difference between the exercise price per share and $0.28, the closing price per share on December 31, 2002.

Board of Director Compensation

Members of our board of directors do not receive cash compensation for their services as directors, but they are reimbursed for their reasonable expenses in attending board meetings. During 2002, we issued options to our non-employee directors for their services. Robert J. Lewis received an option to purchase 50,000 shares; Richard C. Jennewine received an option to purchase 65,000 shares; and Robert R. Lacey received an option to purchase 50,000 shares. The exercise price of each option is $1.00 per share. The term of each option is seven years.

Employment and Change of Control Agreements

We have entered into employment agreements with William R. Cullen and Lindley S. Branson. The agreements terminate on March 1, 2005. If we (or a successor entity) terminate their employment without cause or if the employees terminate their employment for good reason, then we (or the successor entity) must continue to pay the employee’s salary in the month of termination and for the following nine months.

In the event of a change in control of 30% or more of our outstanding stock, the agreements provide for continued employment (at similar responsibility and salary levels) for a period of three years after the change of control. During this three-year period, if we (or a successor entity) terminate either employee’s employment without cause or if the employee terminates his employment for good reason, then we (or the successor entity) must pay a lump sum severance to the employee equal to three years’ salary (including bonus), accelerate the vesting of all outstanding options held by the employee and allow the employee to continue to participate in our benefit and welfare plans (or those of the successor entity) for a period of three years after the employment terminates.

Each employment agreement restricts the employee’s ability to compete with us for a one-year period after the termination of his employment.

Certain Transactions

William R. Cullen, our President, Chief Executive Officer, Chief Financial Officer and a director, owed us $174,947 as of April 29, 2003. This obligation accrues interest at a rate of 8% per year, is full recourse and is payable on demand. This debt arose between April and November 2000, and the terms of this loan have not been modified since the obligation was incurred. We believe that this transaction is on terms no less favorable than could be obtained from an unaffiliated third party. The board of directors has determined that any transactions with officers, directors or principal shareholders will be approved by the disinterested directors and will be on terms no less favorable than could be obtained from an unaffiliated third party. The board of directors will obtain independent counsel or other independent advice to assist in that determination.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER

EQUITY COMPENSATION PLANS

The following table sets forth the securities authorized for issuance under the Webb Interactive Services, Inc. 1995 and 2000 Stock Option Plans, as of December 31, 2002:

Type of plan	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,210,419	$4.59	1,810,169
Equity compensation plans not approved by securities holders	—	—	—

Total	3,210,419	$4.59	1,810,169

COMPLIANCE WITH SECTION 16(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires Webb’s directors and officers, and persons who own more than ten percent of a registered class of Webb’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten-percent shareholders are also required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2002, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten-percent beneficial owners were complied with in a timely manner.

INDEPENDENT AUDITORS

The audit committee and the board of directors approved the appointment of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending December 31, 2003. In July 2002, Ernst & Young LLP replaced Arthur Andersen LLP as our independent auditors for the year ended December 31, 2002 because of uncertainty surrounding Arthur Andersen LLP’s ability to continue as a going concern. At the time we dismissed Arthur Andersen LLP, neither the audit committee nor the board had any disagreements or differences with Arthur Andersen LLP, and the audit committee and the board had been satisfied with its work.

Representatives of Ernst & Young LLP, who are expected to be present at the meeting, will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Audit Fees

Ernst & Young LLP billed an aggregate of $118,215 for professional services related to our 2002 annual financial statements and our financial statements included in our quarterly reports on Form 10-QSB, for the quarters ended June 30, 2002 and September 30, 2002. Arthur Andersen LLP billed an aggregate of $11,000 for professional services related to the review of our financial statements included in our quarterly report on Form 10-QSB for the quarter ended March 31, 2002.

Financial Information Systems Design and Implementation Fees

Neither Ernst & Young LLP nor Arthur Andersen LLP provided any non-audit professional services during 2002 related to consulting for financial information system design and implementation.

All Other Fees

In addition to the audit fees described above, Ernst & Young LLP billed $16,075 in fees related to tax preparation and international tax issues, and $6,972 in connection with accounting consultations. Arthur Andersen LLP billed $4,636 related to tax preparation and international tax issues, $5,660 in connection with accounting consultations and $3,300 in connection with miscellaneous filings made by Webb with the Securities and Exchange Commission. The audit committee determined that the provision of these services was compatible with maintaining our auditors’ independence.

PROPOSALS OF SHAREHOLDERS

Any shareholder proposal intended to be considered for inclusion in the proxy statement for presentation at our 2004 annual meeting must be received by us by December 30, 2003. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. We suggest that you submit your proposal by certified mail — return receipt requested. If you intend to present a proposal at our 2004 annual meeting without including such proposal in our proxy statement, then you must provide us with notice of such proposal no later than March 16, 2004. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

OTHER MATTERS

The board of directors does not intend to bring before the meeting any business other than as set forth in this proxy statement, and has not been informed that any other business is to be presented to the meeting. However, if any matters other than those referred to above should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

Please sign and return promptly the enclosed proxy in the envelope provided if you are a holder of common stock. The signing of a proxy will not prevent your attending the meeting and voting in person.

BY ORDER OF THE BOARD OF DIRECTORS

Lindley S. Branson

Secretary

April 29, 2003

WEBB INTERACTIVE SERVICES, INC.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned having duly received the Notice of Annual Meeting and the Proxy Statement dated April 29, 2003, hereby appoints the President, Chief Executive Officer and Chief Financial Officer, William R. Cullen, and the Secretary, Lindley S. Branson, as proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated below, all common shares of Webb Interactive Services, Inc. held of record by the undersigned on April 29, 2003, at the Annual Meeting of Shareholders to be held on June 4, 2003 at 1899 Wynkoop, Suite 600, Denver, Colorado, at 2:30 p.m. Mountain Time, and at any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR AND “FOR” PROPOSAL 2.

1. PROPOSAL TO ELECT FIVE DIRECTORS	☐ FOR all nominees listed below (except as marked to the contrary below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below

William R. Cullen	Robert J. Lewis	Richard C. Jennewine
Peter Ren		Robert R. Lacey

INSTRUCTION: To withhold authority to vote for an individual nominee or nominees, write the person’s name on the line below.

2.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED ☐ FOR ☐ AGAINST ☐ ABSTAIN
TO VOTE UPON SUCH OTHER BUSINESS AS MAY
PROPERLY COME BEFORE THE MEETING.

(CONTINUED ON OTHER SIDE)

(CONTINUED FROM OTHER SIDE)

This Proxy, when properly executed, will be voted in the manner directed on the Proxy by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES TO THE BOARD LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.

Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. If signing as attorney, guardian, executor, administrator or trustee, please give full title as such. If a corporation, please sign in the corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

(Signature)

(Signature, if held jointly)

Dated	, 2003

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD

PROMPTLY USING THE ENCLOSED RETURN ENVELOPE.